EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 23, 2026, relating to the financial statements of Semtech Corporation and the effectiveness of Semtech Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Semtech Corporation for the year ended January 25, 2026.

/s/ Deloitte & Touche LLP

Los Angeles, California

August 26, 2026